                                                                  EXHIBIT 10.45



                              CONSULTING AGREEMENT


         This Consulting Agreement (hereinafter "Agreement") dated as of April 1, 1997, between PARLUX FRAGRANCES, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter "Corporation") and CAMBRIDGE DEVELOPMENT CORPORATION, 14 Vanderventer Avenue, Port Washington, New York 11050 (hereinafter "Consultant"), and Albert Vercillo (hereinafter "Vercillo"), the President of Consultant residing at 74 Summit Road, Port Washington, New York 11050.

         WHEREAS, in the past, Consultant's President, Vercillo has been a member of the Board of Directors of the Corporation and has from time to time consulted to the Corporation on both business and financial matters, and

          WHEREAS, the Corporation desires to engage the Consultant as its business and financial consultant, and WHEREAS, the Consultant desires to accept such engagement, all on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual understanding set forth herein, the Corporation and the Consultant agree as follows:

         1. CONSULTANT'S DUTIES: The Corporation hereby engages the Consultant as its business and financial consultant. The Consultant by Vercillo shall continue to serve as a director of the Corporation. Subject at all times to the control and direction of the Board of Directors and the Chief Executive Officer of the Corporation, the Consultant shall have the duties as the general advisor and consultant to management on all matters pertaining to the business and to render all other services relevant thereto. The Consultant, by Vercillo, shall perform all other duties that may be assigned to it by the Board of Directors provided said duties be consistent with the prestige or responsibility of Vercillo's position. The Consultant shall, through its agents, servants and employees, devote its best efforts at all times necessary to perform its duties and to advance the Corporation's best interests, subject to reasonable vacations. The Consultant and the Corporation acknowledge that the Consultant and its agents, servants and employees has other business interests and shall not be required to devote its exclusive time and attention to the performance of its duties hereunder.

         2. TERM: Unless sooner terminated as provided in Section 4 below, this Agreement shall be for a term of three (3) years commencing as of June 1, 1997 and ending on May 31, 2000; provided however, that the term of this Agreement shall be automatically extended on the same terms and conditions for a one year period from year to year thereafter unless either the Corporation or the Consultant shall give written notice of the termination of this Agreement to the other at least ninety (90) days prior to the expiration of said term or extended term.

         3. COMPENSATION: For all services rendered by the Consultant under this Agreement, the Corporation shall pay to Consultant as compensation the sum of $65,000 per annum, payable in equal bi-weekly installments of $2,500.

         4. HEALTH AND LIFE INSURANCE: The Corporation shall, at no cost to the Consultant or Vercillo, provide Vercillo with full health insurance, basic, major medical and dental as well as group life insurance. Said coverage shall be identical to that afforded the Corporations's top executives.

         5. EXPENSES: Consultant will be reimbursed by the Corporation for all reasonable business expenses incurred by the Consultant in the performance of its duties. Said reimbursement shall be made no less frequently than monthly upon submission by the Consultant of a written request for same.

         6. EARLY TERMINATION: The Consultant's engagement under this Agreement may be terminated prior to the expiration or termination of this Agreement as set forth in Section 2 above only as follows:

          a. The Consultant's engagement under this Agreement shall automatically terminate upon the death of Vercillo.

          b. If Vercillo shall be disabled because of illness, injury, mental incapacity or other reason and is substantially unable to perform the duties of the Consultant duties under this Agreement for a period of six consecutive calendar months, the Corporation may, by written notice given after the end of the sixth month, elect to terminate the Consultant's engagement under this Agreement.

         c. The Consultant's engagement under this Agreement may be terminated by the Corporation for Cause (as defined below) by giving written notice thereof to the Consultant. Such termination shall be effective as of the termination date specified in such notice. "Cause" shall mean only (i) the breach or violation of any of the terms, covenants or conditions of this Agreement in any respect, (ii) the failure or refusal of the Consultant to perform the duties reasonably assigned to it under this Agreement or by the Board of Directors of the Corporation, and (iii) the filing of a voluntary petition in bankruptcy by the Consultant or Vercillo (which petition shall not have been discharged within 30 days after its filing), an assignment by the Consultant or Vercillo for the benefit of creditors, or any proceeding under any law for the relief or readjustment of indebtedness shall have been commenced involving the Consultant or Vercillo (which proceeding involving the Consultant shall not have been vacated or discharged within 60 days after its commencement).

         7. SAVINGS CLAUSE: The determination that any provision of this Agreement is unenforceable shall not terminate this Agreement or otherwise affect the other provisions of this Agreement, it being the intention of the parties hereto that this Agreement shall be construed to permit the equitable reformation of such provision to permit the enforcement thereof, if possible, and otherwise to permit the enforcement of the remaining provisions of this Agreement as if such unenforceable provision were not included herein.

         8. EQUITABLE RELIEF: The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

         9. NOTICES: Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given and received on the date when personally delivered or deposited in the United States Mail, registered postage prepaid, addressed:

            a.  if the Corporation to:

                Mr. Ilia Lekach
                Parlux Fragrances, Inc.
                3725 S.W. 30th Avenue
                Fort Lauderdale, FL 33312

            b.  if to the Consultant or Vercillo to:

                Mr. Albert Vercillo
                74 Summit Road
                Port Washington, NY 11050

or to such other address as the Corporation or the Consultant may designate in writing.

10. AMENDMENTS: This Agreement may be amended or modified only by a writing.

11. GOVERNING LAW: This Agreement shall be governed and construed under the laws of the State of Florida.

12. ENTIRE AGREEMENT: Effective June 1, 1997, this Agreement constitutes the entire Agreement between the Consultant and the Corporation, with respect to its subject matter, and all prior and other agreements between them, oral or written concerning the same subject matter are merged into this Agreement and thus extinguished.

13. SURVIVAL OF COVENANTS: Any of the provisions which would by their terms continue after the termination of this Agreement shall be deemed to survive such termination.

14. ASSIGNABILITY AND BINDING EFFECT: This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns. This Agreement may not be assigned by either party without the written consent of the other party hereto, provided, however, that the Corporation at its option, may assign this Agreement in connection with any sale or transfer of its stock, assets or business or that of its affiliates or subsidiaries.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first written above.

                                  PARLUX FRAGRANCES, INC.


                                  By:  /s/ Ilia Lekach
                                       ----------------------------------
                                       Ilia Lekach, Chief
                                       Executive Officer

                                  Consultant:
                                  CAMBRIDGE DEVELOPMENT CORPORATION



                                  By:  /s/ Albert Vercillo
                                       ----------------------------------
                                       Albert Vercillo, President
                                       and Albert Vercillo
                                       Individually